**Eisner**

Eisner LLP
Accountants and Advisors

750 Third Avenue
New York, NY 10017-2703
Tel 212.949.8700 Fax 212.891.4100
www.eisnerllp.com

January 20, 2009

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Re: Intellect Neurosciences, Inc.

Gentlemen:

We have read Item 4.01 of Form 8-K to be filed on or about January 21, 2009 of Intellect Neurosciences, Inc. and are in agreement with the statements regarding our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

Eisner LLP

Eisner LLP